Dated December 17, 2007
STENA ROYAL S.A.R.L
as Borrower
- and -

SVENSKA HANDELSBANKEN AB (publ)
as Facility Agent

AMENDMENT NO 1 TO
FACILITY AGREEMENT MULTI CURRENCY
REVOLVING CREDIT FACILITY USD 350 000 000,-

THIS AMENDMENT No 1 dated as of December 17, 2007 to the facility agreement relating to the multi currency revolving credit facility amounting to USD 350 000 000,- made on September 28, 2007 (the “Agreement”)
BETWEEN:
1.	STENA ROYAL S.A.R.L., a private limited liability company (socicété a responsibilité limitée) with registered office at 26 B Bvd. Royal L-2449, incorporated under the laws of Luxembourg and registered with the Luxembourg Register of Commerce and Companies and whose corporate capital is EUR 100 000,- (the “Borrower”);

2.	SVENSKA HANDELSBANKEN AB (publ) and NORDEA BANK AB (publ) as lenders (together the “Original Banks”);

3.	SVENSKA HANDELSBANKEN AB (publ) as facility agent for the Banks (in this capacity, the “Facility Agent”); and

4.	SVENSKA HANDELSBANKEN SA as security agent for the Banks (in this capacity, the “Security Agent”).
NOW THE PARTIES HEREBY AGREE as follows:
1.	DEFINITIONS AND INTERPRETATION

1.1	Save as herein otherwise provided all words and expressions defined in the Agreement shall have the same meaning in this Amendment No 1.

2.	AMENDMENT TO THE FACILITY AGREEMENT

2.1	For the avoidance of doubt the Banks hereby agrees and acknowledges that they have no recourse of any nature whatsoever pursuant to the Agreement against any assets of Stena AB (publ) or any subsidiary or affiliate of Stena AB (publ) (other than the Borrower and certain of the subsidiaries of the Borrower which are unrestricted for the purpose of Stena AB’s Indenture).

3.	NO OTHER AMENDMENTS

3.1	Except as specifically amended herein, the terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, THIS Amendment has been signed in four (4) originals.

STENA ROYAL S.a.r.l as Borrower

/s/ S. R. Clarkson Name: S. R. Clarkson

SVENSKA HANDELSBANKEN AB (publ) as Facility Agent and Bank

/s/ Mots Eriksson Name: Mots Eriksson

SVENSKA HANDELSBANKEN SA as Security Agent

/s/ Svenska Handelsbanken Name:

NORDEA BANK AB (publ) as Bank

/s/ Bengt Zacharoff Name: Bengt Zacharoff